Dryden Municipal Bond Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			July 23, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Dryden Municipal Bond Fund
		File Nos. 033-10649 and 811-04930

	On behalf of the Dryden Municipal Bond Fund, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/    Grace C. Torres
						Grace C. Torres
Treasurer Principal
Financial and
Accounting Officer